EXHIBIT 4.9

     COMMON STOCK PURCHASE WARRANT
     CLASS B

     PAYSTAR CORPORATION
     (A NEVADA CORPORATION)
     Dated: ____________, 2001

CERTIFICATE NUMBER: B-_______      _______ WARRANTS

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE
SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR
SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE
ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE
LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL
REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE
SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE
STATUTES.

THIS CERTIFIES THAT _________________________ (hereinafter called the
"Holder") will in the future during the period hereinafter specified, upon fulfillment of the conditions and subject to the terms hereinafter set forth, be entitled to purchase from PayStar Corporation, a Nevada corporation (the
"Company"), _______________ shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), at an exercise price of
$1.00 per Share (the "Exercise Price"), on the basis of one share for each warrant (the "Warrant") indicated on the face hereof.  At its sole option, the
Company may reduce the Exercise Price.

1.     Commencing one year following the date of the original issuance of the warrants represented by this Warrant Certificate, and ending on the date two years from the date of such original issuance, unless extended by the Company in its sole discretion ("Expiration Date"), the Holder shall have the right to purchase the Shares hereunder at the Exercise Price.  After the Expiration
Date, the Holder shall have no right to purchase any Shares hereunder and this
Warrant shall expire thereon effective at 5:00 p.m., Pacific Time.  At its sole option, the Company may extend the Expiration Date or reduce the Exercise
Price.

2.     The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed)
at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii)
payment to the Company of the Exercise Price then in effect for the number of
Shares specified in the above?mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company, if the
Company so requires, of a duly executed agreement signed by the Holder to the effect that such person agrees to be bound by all provisions hereof.  This
Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this
Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date.
The certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been exercised.

3.     This Warrant may not be exercised or sold, transferred, assigned, or otherwise disposed of at any time by the Holder unless the transaction is registered under the Securities Act of 1933, as amended (the "Act") or, in the opinion of the Company (which may in its discretion require the Holder to furnish it with an opinion of counsel in form and substance satisfactory to
it), such exercise, sale, transfer, assignment, or other disposition does not require registration under the Act and a valid exemption is available under applicable federal and state securities laws.  Any permitted transfer or assignment shall be effected by the Holder (i) completing and executing the form of assignment at the end hereof and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the principal executive office of the Company, accompanied by a written representation from each such assignee addressed to the Company stating that such assignee agrees to be bound by the terms of this Warrant; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or
Warrants of like tenor with appropriate legends restricting transfer under the
Act and representing in the aggregate rights to purchase the same number of
Shares as are purchasable hereunder.

4.     The Company covenants and agrees that all Shares purchased hereunder will, upon issuance, be duly and validly issued, fully paid, and non?assessable and no personal liability will attach to the Holder thereof.
The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

5.     This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.     In the event that the Company shall at any time subdivide or combine into a greater or lesser number the number of outstanding shares of Common
Stock, the number of Shares purchasable upon exercise of the Warrant shall be proportionately increased and the Exercise Price proportionally decreased in the case of subdivision or, in the case of combination, the number of Shares purchasable upon the exercise of the Warrant shall be proportionately decreased and the Exercise Price proportionately increased.  Irrespective of any adjustments in the Exercise Price or the number of Shares purchasable upon exercise of the Warrant, the Warrant theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated
in the Warrant initially issued.

7.     The Warrants are redeemable by the Company at any time prior to the
Expiration Date on not less than thirty (30) days prior written notice, at a redemption price of $.01 per Warrant, provided that prior to the redemption the closing price of the Common Stock issuable upon exercise of a Warrant shall equal or exceed $4.00 per share for twenty (20) business days within any period of thirty (30) consecutive business days ending within ten (10) days preceding the written notice.  If the Company shall elect to redeem Warrants, notice of redemption shall be given to the holders of all outstanding Warrants to whom the redemption shall apply by mailing by first-class mail a notice of such redemption, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption, to their last addresses as they shall appear upon the registry books, but failure to give such notice by mailing to the holder of any Warrants, or any defect therein, shall not affect the legality or validity of the proceedings for the redemption of any other Warrants.  The notice of redemption to each holder of Warrants shall specify the date fixed for redemption and the redemption price at which Warrants are to be redeemed, and shall state that payment of the redemption price of the Warrants will be made at the office of the Company upon presentation and surrender of such
Warrants, and shall also state that the right to exercise the Warrants so redeemed will terminate (stating the date of such termination) and shall state the then current Exercise Price.  If the giving of notice of redemption shall have been completed as above provided, the right to exercise the Warrants shall terminate at the close of business on the business day proceeding the date fixed for redemption, and the holder of each Warrant shall thereafter be entitled upon surrender of his Warrants only to receive the redemption price thereof, without interest.

8.     This Warrant Certificate does not constitute an offer to sell, nor does it confer any right to purchase, securities of the Company until such time as the conditions precedent to its exercisability have been fulfilled.

IN WITNESS WHEREOF, PayStar Corporation has caused this Warrant to be signed by its duly authorized officer.

PayStar Corporation

By
Its

     PURCHASE FORM
     (To be signed only upon exercise of Warrant)

The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, Shares of the Common Stock of PayStar Corporation, and
herewith makes payment of $__________ therefore, and requests that the share certificates be issued in the name(s) of, and delivered
to_______________________________________________________________ whose address(es) is (are)____________________________________________________.

Dated:

(Signature)

Name (Print or Type)

Address:

     TRANSFER FORM
     (To be signed only upon transfer of the Warrant)

For value received, the undersigned hereby assigns and transfers unto
_____________________________________________ the right to purchase shares of the Common Stock of PayStar Corporation, Inc. represented by the foregoing
Warrant to the extent of________ Shares, and appoints
___________________________, attorney to transfer such rights on the books of
_____________________________________________, with full power of substitution in the premises.

Dated:

(Signature)

Name (Print or Type)

Address: